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Exhibit 5.01

                       LAW OFFICE OF ANDREA CATANEO LTD.
                             81 MEADOWBROOK ROAD
                             RANDOLPH, NJ  07860

                               (973) 442-9944
                               (973) 442-9933
January 23, 2002

Board of Directors
Safari Associates, Inc.
64 Edson Street, Amsterdam, New York 12010

     In re:   Safari Associates, Inc.
               Registration Statement on Form S-8
               Neuhaus Stock Option Plan

Gentlemen:

We have acted as special counsel to Safari Associates, Inc., a Utah Corporation, ( the "Company") in connection with the preparation of a registration statement to be filed with the Securities and Exchange Commission on Form S-8 ("Registration Statement") on or about January 23, 2002, relating to the proposed issuance of up to 4,000,000 ("Shares") of the Company's Common Stock, (par value of $.001 per share) ("Common Stock") pursuant to the terms of a Neuhaus Stock Option Plan dated January 23, 2002. In this connection, we have examined such documents, corporate records and other papers as we deemed necessary to examine for the purposes of this opinion.

We have examined the Neuhaus Stock Option Plan and the underlying contracts of consultants as well as such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents, as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

In connection with this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

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We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Utah.

We hereby consent to the use of this opinion as an exhibit.

This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

Very truly yours,
LAW OFFICE OF ANDREA CATANEO LTD.


By:  Andrea Cataneo, Esq.




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